UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2013

Aware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

(781) 276-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Form 8-K filed by Aware on September 4, 2013 (the “Original 8-K”).

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 29, 2013, Aware’s Board of Directors approved the shutdown of Aware’s DSL Service Assurance business, effective immediately. On September 4, 2013, Aware filed the Original 8-K announcing the shutdown along with its estimates at the time of costs and cash payments associated with the shutdown. The Original 8-K stated that Aware could not at the time estimate all of the costs and cash payments associated with the shutdown and that Aware would amend the Original 8-K in the event it determined there were additional costs or cash payments associated with the shutdown.

Aware has determined that there are additional costs and cash payments associated with the shutdown of its DSL Service Assurance business. Aware estimates that it will incur approximately $3.0 million of costs associated with its shutdown of its DSL Service Assurance business as follows: i) $3.7 million of payments to customers to terminate contracts, which were offset by $1.2 million of deferred revenue obligations that were relieved as a result of such contract terminations; ii) $397,000 of severance and employee-related costs; and iii) $47,000 of asset write-offs. Aware recorded $2.8 million of those costs in “Exit costs” in the consolidated statements of comprehensive income for the three months ended September 30, 2013 as set forth in Aware’s Form 10-Q filed on October 29, 2013. The remaining $165,000 of costs represents employee severance and retention bonuses for employees who have been retained to support customers through December 31, 2013. Aware intends to charge those costs to expense in the three months ended December 31, 2013, if earned by employees.

Aware estimates that it will be required to make approximately $4.1 million in cash payments associated with its shutdown of its DSL Service Assurance business as follows: 1) $3.7 million to certain customers to terminate contracts and to reimburse them for prepaid amounts and 2) $397,000 to certain employees for severance and employee-related costs.

In the event Aware determines that it will have additional costs or cash payments associated with the shutdown, it will file another amendment to the Original 8-K with an estimate of any such additional costs.

Safe Harbor Warning

Portions of this filing contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future costs and cash expenditures of shutting down Aware’s DSL Service Assurance business. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or actions taken by Aware to differ materially from anticipated results, performance or actions. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. Aware is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other reports and filings made with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Kevin T. Russell
Kevin T. Russell co-Chief Executive Officer & co-President
General Counsel

Date: October 29, 2013